THE FURNISHING CLUB ANNOUNCES NAME CHANGE AND FORWARD SPLIT


Las Vegas, NV, October 4, 2002 - The Furnishing Club Inc. (NASD OTCBB: FHCL) (the "Company") has applied to change its corporate name to Rapidtron Inc. and have its trading symbol changed to RPTD. These changes became effective as of October 1, 2002.

Additionally, as of October 1, 2002 the Company enacted a 2 for 1 forward split of its stock through a one share stock dividend. Whereby for every one share currently owned a shareholder shall receive one additional share.

Currently the Company has entered into negotiations with Rapidtron Inc., a privately held Delaware corporation to acquire its outstanding shares. No definitive agreement has been reached with regards to this transaction.

For additional company information, contact John Veltheer at 702.948.5017.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be forward-looking statements. Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

For additional information please call:

John Veltheer
President, The Furnishing Club Inc.
702.948.5017 (ph)
702.948.5001 (fax)